UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   January 13, 2011
TC POWER MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Madison Ave, 14th Floor
New York, New York 10022
(Address of principal executive offices) (Zip Code)

(212) 588-0022
Company’s telephone number, including area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern anticipated results and developments in the operations of TC Power Management Corp. (“us”, “TC Power” or the “Company”)  in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could,” “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•           the timing and possible outcome of pending regulatory and permitting matters;
•           future financial or operating performances of the Company, its subsidiaries, and its projects;
•           the estimation of mineral resources and the realization of mineral reserves, if any, based on mineral resource estimates;
•           the timing of exploration, development, and production activities and estimated future production, if any;
•           costs related to production, capital, operating and exploration expenditures;
•           requirements for additional capital and our ability to raise additional capital;
•           government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses;
•           title disputes or claims; and
•           the future price of gold, silver, or other minerals.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this report.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this report by the foregoing cautionary statements.

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 13, 2011, the Company entered into a material definitive agreement to acquire all of the shares of Axiom Minerals de Mexico S.A. de C.V (“Axiom Mexico”).  There are no material relationships between TC Power, its officers and director or its affiliates and any of the Shareholders, other than in respect to the material definitive agreement and the pooling agreement described herein.  The agreement calls for TC Power, through its wholly owned Mexican subsidiary, Axiom Acquisition Corp, to acquire all of the issued and outstanding shares of Axiom Mexico, by the issuance of  two million (2,000,000) common shares of TC Power.  The shares shall be issued to the shareholders of Axiom Mexico on a pro rata basis as to their ownership of Axiom Mexico.  Axiom Acquisition Corp. shall merge with and into Axiom Mexico and the separate corporate existence of Axiom Acquisition Corp. shall cease.  Axiom Mexico, as the surviving corporation in the merger and a wholly-owned subsidiary of TC Power shall continue its existence under its current name and shall continue to be governed by the laws of the state of Chihuahua, Mexico.    The Articles of Incorporation and By-laws of Axiom Mexico, as in effect immediately prior to the merger, shall be the articles of incorporation and by-laws of the surviving corporation in the merger until duly amended or repealed.  The members of the Board of Directors of Axiom Mexico, immediately prior to the merger shall be confirmed as members of the Board of Directors of Axiom Mexico as the surviving corporation in the merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the surviving corporation in the merger, or as otherwise provided by law.  The officers of Axiom Mexico immediately prior to the merger shall be confirmed as the initial officers of Axiom Mexico as the surviving corporation in the merger until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

No agent, broker, firm or other person acting on behalf of Axiom Mexico, TC Power or Axiom Acquisition Corp. is, or will be, entitled to any investment banking, commission, broker's or finder's fees in connection with any of the transactions contemplated by this merger.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On January 13, 2011, the Company entered into a material definitive agreement to acquire all of the shares of Axiom Mexico (the “Merger Agreement”).  There are no material relationships between TC Power, its officers and director or its affiliates and any of the shareholders of Axiom Mexico, other than in respect to the Merger Agreement, the Pooling Agreement described herein and the appointment and compensation of Barry Quiroz as the Chief Executive officer of TC Power as described herein.  The agreement calls for TC Power, through its wholly owned Mexican subsidiary, Axiom Acquisition Corp, to acquire all of the issued and outstanding shares of Axiom Mexico, by the issuance of  two million (2,000,000) common shares of TC Power.  The shares shall be issued to the shareholders of Axiom Mexico on a pro rata basis as to their ownership of Axiom Mexico.  Axiom Acquisition Corp. shall merge with and into Axiom Mexico and the separate corporate existence of Axiom Acquisition Corp. shall cease.  Axiom Mexico, as the surviving corporation in the merger and a wholly-owned subsidiary of TC Power shall

●	continue its existence under its current name,

●	continue to be governed by the laws of the state of Chihuahua, Mexico, and the Articles of Incorporation and By-laws of Axiom Mexico, as in effect immediately prior to the merger and

●	maintain the members of the Board of Directors and officers of Axiom Mexico immediately prior to the merger as the members of the Board of Directors and officers of Axiom Mexico after the merger.

No agent, broker, firm or other person acting on behalf of Axiom Mexico, TC Power or Axiom Acquisition Corp. is, or will be, entitled to any investment banking, commission, broker's or finder's fees in connection with any of the transactions contemplated by the Merger Agreement.

DESCRIPTION OF BUSINESS

General:  The Company was incorporated in the State of Nevada on February 13, 2007. The Company is in the development stage and will continue to be in the development stage until the Company generates significant revenue from its business operations. To date, the Company has not generated any revenues. It has abandoned its previous business of providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. We plan to change our planned business activities to the exploration and development of precious metals properties through the acquisition of Axiom Minerals de Mexico S.A. de C.V.  We have not yet begun operations. Our plan of operation is forward looking, and we may never begin operations.

Our administrative office is located at 501 Madison Avenue, 14th Floor, New York, NY 10022. Our telephone number is (212) 588-0022. Our Mexican office is located at Avenida 10, No. 76 entre calles 2 y 3, Colonia Bugambilia, Hermosillo, Sonora, Mexico, C.P. 83140.  Our Mexican telephone number is 52 662 267 0981

Our Prior Strategy:

Originally, the Company’s business was to concentrate on providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. More specifically, we intended for our services to include: (1) assessing the current condition of the energy market with regard to supply and demand and forecasting future energy needs for our client’s customer base; and (2) based on our assessment, working with clients to develop and implement strategic planning. Our services would have assisted clients with meeting current and future energy generation needs in an economical, efficient, and profitable manner. We abandoned this strategy.

Our Current Strategy:

With our acquisition of Axiom Minerals de Mexico S.A. de C.V., we plan to change the focus of our Company to the exploration and development of precious metal properties.  We currently have two properties which we plan to explore but we may never be able to find any precious metals and develop them.

Employees

Mr. Quiroz, our current president will work approximately 60 hours per week on behalf of the Company.  Other than our CFO who is employed out of his offices in the United States, we currently contract workers in Mexico for our wholly owned subsidiary through a third-party service provider and therefore, other than Mr. Quiroz, we do not have any employees directly in Mexico.  Mr. Lamendola provides accounting services to our Company through a consulting agreement with the accounting firm SGA Group PC.  Other than Mr. Quiroz and Mr. Lamendola, TC Power Management Corp. has one other employee in a non-executive position.

Insurance

We do not maintain any insurance, but we plan to implement standard insurance policies for the Company as well as directors’ and officers’ liability insurance. The ability to acquire insurance policies for the Company is reliant upon us having the necessary funds to do so.  We do not have the necessary funds to implement any insurance policies.  Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements”.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business, financial condition or results of operations.  If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have no operating history; therefore, it is difficult to evaluate our financial performance and prospects.

We have recently begun the initial stages of exploration of our mineral concessions and have no way to evaluate the likelihood that we will be able to operate the business successfully.  We are considered to be an exploration stage corporation because we are currently only engaged in the search for mineral deposits.  We will be in the exploration stage until we discover commercially viable mineral deposits on our properties.  Our limited operating history makes it difficult to evaluate our financial performance and prospects.  We have not earned any revenues from our exploration activities to date, and we have not emerged from being an exploration stage to a development stage corporation.  Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Because of our recurring operating losses, stockholder’s deficit, working capital deficit and negative cash flows, our auditor has raised substantial doubt about our ability to continue our business.

We have received reports from our independent auditors on our financial statements for the fiscal years ended August 31, 2010 and August 31, 2009, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders’ deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern.  By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.

We have a history of incurring net losses.  We expect our net losses to continue as a result of planned increases in operating expenses, and therefore, may never achieve profitability.

We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception.  Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to continue to incur net losses and negative cash flows for the foreseeable future.  Our ability to generate and sustain significant revenues or to achieve profitability will depend upon numerous factors outside of our control, including the precious metals market and the economy.  We have no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will fail.

If we do not obtain financing when needed, our business will fail.

As of August 31, 2010, we had cash on hand in the amount of approximately $153.  We currently do not have any income.  To perform any exploration or extensive testing, we will need to obtain additional financing.  We will require additional financing if the costs of the exploration of our mineral concessions are greater than anticipated.  We also will need supplementary financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require a significant amount of additional funds in order to place our mineral concessions into commercial production.  We currently do not have any arrangements for additional financing, and we may not be able to obtain financing when required.  Such additional financing may not be available to us on acceptable terms, or at all.  If we are unable to obtain additional financing when sought, we will be required to curtail our business plan.  Any additional equity financing may involve substantial dilution to our then existing shareholders.  There is a significant risk to investors who purchase shares of our common stock because there is a risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel.

Our ability to continue to explore and develop our mineral concessions is, in large part, dependent upon our ability to attract and maintain qualified key personnel.  There is competition for such personnel, and we may not be able to attract and retain them.  Our development depends on the efforts of key management figures, such as Francisco Quiroz, our President and Frank Lamendola, our Chief Financial Officer.  The loss of any of these key people could have a material adverse effect on our business, financial condition or results of operations.  We do not currently maintain key-man life insurance on any of our key employees.

We may not be able to find qualified geologists and mining engineers on a timely basis or at all to further expand our business plan.  Furthermore, if we are able to find qualified employees, the cost to hire them may be too great as there may be other opportunities elsewhere at a higher rate than we are able to pay.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We expect to be subject to Mexican federal, state and local laws and regulations regarding environmental matters, the abstraction of water, and the discharge of mining wastes and materials and other similar laws and regulations.  Amendments to current laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation thereof, could have a material adverse impact on us and our operating, increase our expenditures and costs and require abandonment or delays in developing new mining properties.  Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm our business, financial condition or results of operations.  We cannot predict how agencies or courts in Mexico will interpret existing laws and regulations or the effect that these adoptions and interpretations may have on our business, financial condition or results of operations.  We may be required to make significant expenditures to comply with governmental laws and regulations.

Any significant mining operations that we undertake in the future will have some environmental impact, including land and habitat impact, arising from the use of land for mining and related activities, and certain impact on water resources near the project sites, resulting from water use, rock disposal and drainage run-off.  Such environmental issues may have a material adverse effect on our business, financial condition or results of operations in the future.  While we believe we do not currently have any material environmental obligations, exploration activities may give rise in the future to significant liabilities on our part to the government and shareholders and may require us to incur substantial costs of remediation.

Additionally, we do not maintain insurance against environmental risks.  As a result, any claims against us may result in liabilities we will not be able to afford, resulting in the failure of our business.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Shareholders engaged in exploration operations may be required to compensate those suffering loss or damage by reason of the exploration activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations are conducted through a subsidiary corporation organized and located outside the United States, all of our assets are located outside of the U.S. and certain of our directors and officers are resident outside of the U.S.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.  In addition, U.S. investors should not assume that courts in the country in which our subsidiary is incorporated or where the assets of our subsidiary are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

We do not carry title insurance and do not plan to secure any in the future.  We are therefore, vulnerable to loss of title.

We do not maintain insurance against title.  Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties.  Our properties and claims may be challenged or impugned, and we cannot be certain that we will have or will acquire valid title to these mining properties and claims.  We cannot assume that counterparties to our title transfer agreements will meet their contractual obligations and transfer title on a timely basis.  Furthermore, there is a risk that the Mexican government may in the future grant additional titles in excess of our expectations to currently illegal miners or that disputes may arise as to existing title ownership or planned acquisitions.  Furthermore, although we believe that mechanisms exist to integrate the titles of mineral properties currently not owned by us, there is a risk that this process could be time consuming and costly.  The possibility also exists that title to existing properties or future prospective properties may be lost due to an omission in the claim of title.  As a result, any claims against us may result in liabilities we may not be able to afford resulting in the failure of our business.

In the event that we are unable to successfully compete within the mineral exploration business, we may not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and many competitors dominate this industry.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities or in the retention of qualified personnel.  We may not be able to compete effectively.

Because of the speculative nature of exploration of mineral concessions and the unique difficulties and uncertainties inherent in the mineral exploration business, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  New mineral exploration companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of the mineral concessions may not result in the discovery of commercial quantities of ore.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  In addition, problems such as unusual or unexpected mineral formations and other geological conditions often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.  The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins, the use of explosives, waste disposal, worker safety and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

Due to numerous factors beyond our control which could affect the marketability of gold and silver, including their respective market price, we may have difficulty selling any gold or silver if commercially viable deposits are found to exist.

The availability of markets and the volatility of market prices are beyond our control and represent a significant risk.  Even if commercially viable deposits of gold or silver are found to exist on our property interests, a ready market may not exist for the sale of the reserves.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell the gold or silver in the event that commercially viable deposits are found to exist.

The properties that we option/own may not ultimately prove to be commercially viable.

Our due diligence activities have been limited, and to a great extent, we have relied upon information provided to us by Mr. Quiroz.  We cannot assure you that the properties or mining rights we possess will contain adequate amounts of precious metals for commercialization.  Further, even if we recover gold and silver from such mining properties, we cannot guarantee that we will make a profit.  If we cannot acquire or locate commercially exploitable precious metal deposits, or if it is not economical to recover the gold and silver deposits, our business and operations will be materially adversely affected.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our common stock is presently quoted on the FINRA’s Over the Counter Bulletin Board (the “OTC Bulletin Board”).  Quotations and trading volume of our common stock on the OTC Bulletin Board has been sporadic.  There is currently very little active trading in the market for our common stock and an active public market may not develop or be sustained in the future.  Our common stock may not continue to be traded on the OTC Bulletin Board.  If our common stock is not quoted on the OTC Bulletin Board or if an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Shares of our common stock are subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by FINRA).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

The trading market for our common stock is currently subject to rules adopted by the Securities and Exchange Commission which regulates broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and making it more difficult for holders of our stock to sell their shares, as long as the shares are subject to the penny stock rules.

Because our Common Stock is quoted and traded on the OTC Bulletin Board, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale.  The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.  Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our Common Stock.  In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock.  As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges.  Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of our Common Stock.

We have never declared or paid any cash dividends on shares of our Common Stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur.

Our Proposed Principle Product and Service

Our proposed principal product is precious minerals.  Prior to production of precious minerals we must mine, smelt and develop mineral resources, if any, located on properties that we have the right to develop.  Prior to developing precious minerals, we must explore for, and determine that they are in sufficient quantities to warrant mining and selling them. The following sets out a description of those properties which we have a right to explore for precious minerals.

GLOSSARY OF CERTAIN MINING TERMS

BRECCIA -- A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

EXPLORATION -- Work involved in searching for ore, usually by sampling rocks, drilling or driving a drift.

MINERAL -- A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

MINERALIZATION -- The act or process of mineralizing.

MINERALIZED MATERIAL OR DEPOSIT -- A mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, concludes economic feasibility.

MINING CONCESSION --  A term used to describe an area of land for which the owner of the concession has the right to explore for and develop mineral deposits.  The rights to and ownership of the minerals in the concession are granted, in our case, by the Mexican Government to the former owners who then either transferred or optioned them to us.  In Canada and the United States, the term is commonly referred to as a Mineral Right or Mining Claim.

NET SMELTER RETURN (NSR) -- A share of the net revenues generated from the sale of metal produced by a mine.

ORE -- Mineralized material that can be mined and processed at a positive cash flow.

OREBODY -- A natural concentration of valuable material that can be extracted and sold at a profit.

RECLAMATION -- The restoration of a site after mining or exploration activity is completed.

ROYALTY -- An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. The royalty, generally, is based on a certain amount per ton or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Mineral Properties

We currently have an interest is two properties, Aurora and Gavilan, located in Sonora, Mexico. Our exploration activities will be concentrated mainly in these two properties.  We are also trying to acquire additional projects in Mexico but may not prove successful in obtaining additional properties. None of the properties have proven reserves.

In-production Copper Mines
>1.5MOz Au Mines
>0.5MOz Au Mines
Au Prospect
Mezquite Mine
Picacho Mine
Cargo Muchacho
U. S. A.
MÉXICO
Arizona
New Mexico
Sonora
Chihuahua
La Herradura
Cananea
San Francisco
Nacozari
MAR DE CORTEZ
Gavilán
OCÉANO PACÍFICO
La India
Mulatos
Aurora
100
Kilometers

Figure 1 is showing location of the projects

AURORA PROJECT

Location

The Aurora project is located in southeast Sonora in Northwest Mexico, and is approximately 160 km east-southeast from Hermosillo, the capital of the State of Sonora. The project is about 4 km from the main highway and power line. The location of the Aurora project is shown in Figure 1. Direct access to the Aurora project is by the international paved highway Mexico 16 to the km 160, then south 4 km by reasonably good all weather gravel roads.

Land Area

The Aurora project comprises two different concessions Aurora and Guadalupe Group. The Aurora concession (E-82/33658) covers 120 hectares (290.5 acres) and Guadalupe Group has been divided into two different concessions:

Marco Fraccion I (E-82/33649) with 330 hectares (815.5 acres) and Marco Fraccion II (E-82/33649) with 120 hectares (290.5 acres). The total area cover by all concessions in this project is 570 hectares (1408.5 acres).

Figure 2 is exhibiting the different concessions comprising the Aurora project

Current Agreements regarding mining concessions

Currently, we have two option agreements for the Aurora project, the Aurora option agreement covering 120 hectares and the Guadalupe Group option agreement integrated by the Marco Fraction I and Marco Fraction II concessions comprising 450 hectares.

We can earn 100% interest in the Aurora concession pursuant to an option agreement with individuals dated November 26, 2010 by paying US$600,000 in staged payments during four years; $15,000 upon signing the option agreement (paid), $20,000 payment due May 26, 2011, $25,000 payment due November 26, 2011, $30,000 payment due May 26, 2012, $40,000 payment due November 26, 2012, $50,000 payment due May 26, 2013, $70,000 payment due November 26, 2013, $150,000 payment due May 26, 2014, and a $190,000 payment due November 26, 2014.    The option agreement for the Aurora concession is subject to a 2% net smelter return royalty. We may elect to purchase at any time the maximum of 1% of the net smelter return royalty in the maximum amount of US$500,000 for each 0.5%

We can earn 100% interest in the Guadalupe Group concessions pursuant to an option agreement with an individual dated on December 15, 2010 by making US$1,500,000 in staged payment over four years; $15,000 upon signing the letter of intent (paid) $5,000 upon signing the option agreement (paid), $20,000 payment due June 15, 2011, $25,000 payment due December 15, 2011, $50,000 payment due June 15, 2012, $70,000 payment due December 15, 2012, $120,000 payment due June 15, 2013, $195,000 payment due December 15, 2013, $400,000 payment due June 15, 2012, $600,000 payment due December 15, 2014. There is no royalty on the Guadalupe Group concessions.

Name	Title Number	Size	Location	Valid Date	Registration	Net Smelter Return
Aurora	266350	120 Hectares	Onavas, Sonora	15/06/2060	Vol. 382 Foja 125 Acta 250 LIB. CONCESIONES MINERAS	2%
Marco Fraccion I	236348	330 Hectares	Onavas, Sonora	15/06/2060	Vol. 382 Foja 125 Acta 248 LIB. CONCESIONES MINERAS	None
Marco Fraccion II	236349	120 Hectares	Onavas, Sonora	15/06/2060	Vol. 382 Foja 125 Acta 249 LIB. CONCESIONES MINERAS	None

Exploration History

Previous exploration work on the property has been done by prospectors and a junior exploration company. Several adits, at least one shaft, and numerous pits were done by small scale miners in the early 1900s. No records of the results of this activity are available. More recently in the 1990s Cyprus performed a drilling campaign totaling 5 drill holes looking for a porphyry copper system. They drilled in El Labra zone (westernmost area of the Aurora project) covering an area about 500 x 200 meters. We do not have any results from this drilling program.  We have done some preliminary sampling on the property.  There are no known reserves on the Aurora properties.

Geology

Primarily underlying the Aurora project are andesitic and dacitic volcanic rocks which have been intruded by rocks varying in composition from granodiorite to quartz-monzonites. Breccias pipes bodies mainly with quartz-tourmaline alteration are commonly present throughout the whole project area. Crackle breccias consisting of strong sericite-quartz altered fragments with quartz-tourmaline infill is widespread within an area of strong oxidation.

ZONA MINERALIZADA SANTA CLARA
ZONA MINERALIZADA EL AGUILA
LINEAMIENTO EL LOBO
LINEAMIENTO GLORIA VIEJA
FALLA LA LOMA
Marco Fracción I
Aurora
Marco Fracción II
Qptgv–ar
Qheal
TmA–B
TmA–TRd
KsA–Da
TsTR–A
B
2
km

Figure 3 Aurora project geology

Prominent fault orientation include N70°-80°E and secondary structural systems are including faults showing orientation of N20°E and N30°-40°W. Gold mineralization at the property is associated mainly to the main fault oriented N70°-80°E which dip 50° to the southeast cutting the volcanic rocks. The fault zone varies from 3 to 10 meters wide and is characterized by intense silicification, oxidation and clay alteration which in most of the area has completely obliterated all primary textures and original minerals of the volcanic rocks. Our preliminary sampling results from the strong altered and mineralized area exhibits gold values varying from 0.3 up to 5.9 g/t.

0.436
A. Noria Vieja
Bordo el Cusi
CAÑADA POTRER
0.789
0.398
0.755
0.959
0.494
0.803
0.344
5.910
0.444
0.468
1.558
CAÑADA EL CUSI
1.532
0.421
0.817
Minas
(Fuera de Uso)
C. EL QU
C. LA SOLEDAD
26054002
Alteration zone
-Quartz-Sericite
-Bx Quartz-Tourmaline
-Tourmaline
-Intense oxidized zone (Hem+Goe±Jar)
Chip sample (Au g/t)
1
km
USA
México
Arizona
N. Mexico
Sonora
100

Infrastructure

The property is located 4 km south of a major paved highway just to the west of the town of San Javier.  Access to the property is via an all-weather gravel road in good condition.  There is available power from a power line running parallel to the highway.  We have not determined if adequate water is available in the area.  There is no telephone service in the area.  Communication, at this time is with satellite phone or two way radio.

Budget

We estimate that a proposed exploration program on the Aurora Property will cost approximately $435,000 and will have the goal of identifying drill targets for a subsequent drilling program.  The initial program will include geochemical sampling, ground based geophysical exploration, mapping, trenching and sampling.  To date, minimal exploration has been conducted by us on this property, and we do not currently have the resources to implement such a program.  See “Plan of Operation” in the “Management’s Discussion and Analysis” section for further information.

GAVILAN PROJECT

Location

The Gavilan project is located 90 km northeast from Hermosillo, capital city of the Sonora State, Mexico and 100 km southeast of the deep water port town Puerto Libertad in the Gulf of California. The project lies in the western part of Sonora near the coast line where access and infrastructure are excellent as the property is located near major paved roads and power lines.

Land Area

The Gavilan project is comprised of two concessions Gavilan (E-82/34020) covering 678 hectares and Gavilan (E-34553) with 46.1028 hectares. The total area covers by the project is for 724.1028 hectares.

Current Agreements regarding mining concessions:

Axiom can acquire a 100% interest in the Gavilan concessions pursuant to an option agreement with an individual dated 15 October, 2010 by making US$250,000 in staged payments over a four years period as follows: $10,000 upon signing the option agreement (paid), $15,000 payment due April 15, 2011, $20,000 payment due October 15, 2011, $25,000 payment due April 15, 2012, $25,000 payment due October 15, 2012, $40,000 payment due April 15, 2013, $40,000 payment due October 15, 2013, and a $70,000 payment due October 15, 2014.. There is no underlying royalty on the Gavilan concessions.

Exploration History

Prior to our acquisition of the property, Gavilan property has never been tested and/or explored by modern exploration techniques. Gavilan is an early-stage project.

Geology

The lithology at Gavilan is dominated by volcanic rocks mainly composed mainly by dacitic tuffs, rhyolite domes and tuffs.  Initial mapping and sampling process appear to have delineated a discontinuously outcropping zone of quartz veining systems trending north and north-northwest. Quartz veining in sheeted zones and localized stockwork areas greater than 12 meters wide have returned gold values ranging from trace to 6.06 g/t Au while silver values are from trace to 25 g/t Ag. The style of mineralization encountered within the property shows evidence of a low sulfidation system.

N
El Gavilán
FHB-7
LA ESPERANZA
YESO
(SW,07,SF)
LA MELISA
Ag,Au
(VT,04,OX)
ToTR-R
11°
Gavilan
C. EL VOLTEADERO
PHB-8
23°
TmTR-B
5
Km

Infrastructure:

The property is located 10 km east of a major paved highway.  Access to the property is via an all-weather gravel road in good condition.  There is available power from a power line running parallel to the highway.  We have not determined if adequate water is available in the area.  There is no telephone service in the area.  Communication, at this time is with satellite phone or two way radio.

Budget:

We estimate that a proposed exploration program on the Gavilan Property will cost approximately $127,500 and will have the goal of identifying drill targets for a subsequent drilling program.  The initial program will include geochemical sampling, mapping, trenching and sampling.  To date, minimal exploration has been conducted by us on this property, and we do not currently have the resources to implement such a program.  See “Plan of Operation” in the “Management’s Discussion and Analysis” section for further information.

We do not anticipate any material acquisitions of plant and equipment in the next 12 months.

We do plan to hire additional employees (through a third party service provider) in Mexico.  We anticipate hiring 2 senior geologist and two junior geologists in the next 12 months.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mining claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified employees.  Many of these companies are much larger than we are, have greater financial resources and have been in the mining business much longer than we have.  As such, these competitors may be in a better position through size, finances and experience to acquire suitable exploration properties.  We may not be able to compete against these companies in acquiring new properties and/or qualified people to work on any of our properties.

There is significant competition for the limited number of gold and silver acquisition opportunities available and, as a result, we may be unable to continue to acquire attractive gold and silver mining properties on terms we consider acceptable.

Given the size of the world market for gold and silver relative to individual producers and consumers of gold and silver, we believe that no single company has sufficient market influence to significantly affect the price or supply of gold and silver in the world market.

Governmental Regulations

Our business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Any mineral exploration activities conducted by the Company require permits from governmental authorities.  The various levels of government controls and regulations address, among other things, the environmental impact of mining and mineral processing operations and establish requirements for the decommissioning of mining properties after operations have ceased. With respect to the regulation of mining and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mining properties following the cessation of operations, and may require that some former mining properties be managed for long periods of time. In addition, in certain jurisdictions, we may be subject to foreign investment controls and regulations governing our ability to remit earnings abroad.

The Company’s operations and properties are subject to a variety of governmental regulations including, among others, regulations promulgated by SEMARNAT, Mexico’s environmental protection agency; the Mexican Mining Law; and the regulations of the Comisión National del Aqua with respect to water rights.  Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.  If we put any of our properties into production, operations may also be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

The need to comply with applicable laws, regulations and permits will increase the cost of operation and may delay exploration. All permits required for the conduct of mining operations, including the construction of mining facilities, may not be obtainable, which would have an adverse effect on any mining project we might undertake. Additionally, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration to cease or be curtailed.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current governmental laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect the Company’s operations.  The extent of any future changes to governmental laws and regulations cannot be predicted or quantified.  Generally, new laws and regulations result in increased compliance costs, including costs for obtaining permits, delays or fines resulting from loss of permits or failure to comply with the new requirements.

To keep our mineral concessions in good standing with the Government of Mexico, we must pay yearly property taxes.  These taxes are based on a tariff per hectare and per the number of years (maturity) of each concession.  The taxes are paid twice a year.  We are in compliance with all of our tax payments to the government.

We believe that we are in compliance with all material current government controls and regulations at each of our properties.

Compliance with Environmental Laws

Our current exploration plan and any future mining operations (of which we currently have none planned) are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial condition or results of operations.  In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

In Mexico, we are required to submit, for government approval, a reclamation plan for each of our mining sites that establishes our obligation to reclaim property after minerals have been mined from the site. In some jurisdictions, bonds or other forms of financial assurances are required as security for these reclamation activities. We may incur significant costs in connection with these restoration activities. The unknown nature of possible future additional regulatory requirements and the potential for additional reclamation activities create uncertainties related to future reclamation costs.

Employees

Other than our President and Chief Financial Officer we have only one employee in a non-executive position.  We currently have no employees in Mexico, and all of the geologists we plan to have in the field at this time will be under contract to us.

All mineral exploration and operations will be contracted out to third parties.  In the event that our exploration projects are successful and warrant putting any of our properties into production, all such operations would be contracted out to third parties.  Also, we rely on members of management to handle all matters related to business development and business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are a start-up exploration stage company and have not yet generated or realized any revenues from our exploration. We do not have sufficient cash to maintain our operations for the next 12 months or to initiate our exploration programs.  Our continued existence and plans for future growth depend on our ability to obtain the additional capital necessary to operate either through the generation of revenue or the issuance of additional debt or equity. We have not generated any revenues, and no revenues are anticipated unless and until mineralized material is discovered on the properties in which we have an interest.

We are not planning to buy or sell any plant or significant equipment in the next six months.

Critical Accounting Policy and Estimates. Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2010. The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended August 31, 2010.

For the year ended August 31, 2010 compared to the year ended August 31, 2009.

Pro-Forma Results of Operations

Revenues. Since inception, we have yet to generate any revenues from our business operations.  Our ability to generate revenues has been significantly hindered by our lack of capital. We do not expect to generate any revenues as we implement our new business plan of mineral exploration.

Operating Expenses. For the period ended August 31, 2010, on a pro-forma basis our total combined operating expenses are $575,037 as compared to total combined operating expenses of $32,302 for the year ended August 31, 2009. Our total combined operating expenses consist of, primarily, legal expenses and accounting expenses related to being a public company, the impairment of goodwill created upon the acquisition of Axiom Mexico and the expense of payments for mining concessions. We expect that we will continue to incur significant legal and accounting expenses related to being a public company.

Net Loss.  For the period ended August 31, 2010, on a pro-forma basis our combined net loss is $575,037, as compared to the year ended August 31, 2009, in which our combined net loss was $32,302.  The significant increase of the loss is due to the acquisition costs of Axiom Minerals de Mexico S.A. de C.V.  We expect to continue to incur net losses for the foreseeable future and until we generate significant revenues.

Pro Forma Liquidity and Capital Resources

On a pro-forma basis we have cash of $153 as of August 31, 2010. We had cash of $22,743 as of August 31, 2009, which equals our total assets as of that date. The decrease in the amount of our cash from 2009 to 2010 is due to our inability to generate revenues and our inability to raise additional capital. We are seeking to raise additional funds to meet our working capital needs principally through the sales of our securities.  As of the date of this report we do not have any commitments to raise any such funds, and we may not be able to raise additional funds.

As of August 31, 2010, our total liabilities were $10,515 comprised of loans payable to affiliates of $5,657  and $4,858 of operating accounts payable. Subsequent to the year end, our current liabilities owed to Mr. Johnson were waived by him. As of August 31, 2009, our related party liabilities consisted of money advanced by our president, Mr. Douglas, of $3,404 and payables of $1,000 from the officer of the Company, Nigel Johnson's for charges for administrative services provided to the Company. On July 5, 2010, the balance of $3,404 owed Mr. Douglas was forgiven by him and the amount was credited to additional paid-in capital.

At inception, we sold 20,000,000 shares of common stock to our officers and director for $500 in cash. In 2008, we sold an additional 4,483,400 shares of common stock through our public offering for proceeds of $112,085. We have used the proceeds from the cash raised in that offering to pay the legal and accounting costs of being a public company.  We issued 2,000,000 shares for the acquisition of Axiom Minerals de Mexico S.A. de C.V to the former shareholder of Axiom Minerals de Mexico S.A. de C.V.  These shares were valued at $0.25 per share.  The total acquisition price, which is allocated to goodwill, is deemed impaired and the $500,000 is charged to operations in the pro-forma financial statements.

During fiscal 2011, we expect that the costs necessary to implement our business plan of mineral exploration and the legal and accounting costs of being a public company will continue to impact our liquidity and we will need to obtain funds to pay those expenses. Other than these costs, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity, except as disclosed in our risk factors.

In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to implement our business plan in the manner we envision, we will need to raise additional capital.  We cannot guaranty that we will be able to raise additional funds. Moreover, in the event that we can raise additional funds, we cannot guaranty that additional funding will be available on favorable terms. In the event that we experience a shortfall in our capital, we hope that our officers, directors and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months.  At this time, though, we do not have any arrangement with any of our officers, directors or shareholders to provide any funding for the Company.

Plan of Operation

In order to commence the exploration and development of precious metal properties, we will need to accomplish the following milestones:

1.         Acquire and/or Begin Exploration of Mineral Properties. We will need to raise additional funds or issue shares of the Company to pay for the cost of exploration on our existing mineral properties and/or to acquire additional mineral properties.

2.         Hire Qualified Staff. We will need to hire qualified people to execute our new business plan to explore precious metal mineral properties. We will need to raise additional funds to attract qualified people to our Company.
We do intend to hire employees at this time through a third party service provider in Mexico. We plan to hire two senior geologists and two junior geologists over the next 12 months.  Our officers and directors will handle our administrative duties.

If we are not able to negotiate suitable terms to raise capital, then we may have to suspend or cease operations. As of the date of this filing, we have not secured any financing.  If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

There is no historical financial information about us upon which to base an evaluation of our performance. With our acquisition of Axiom Mexico, we are currently in the exploration stage of our operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to raise additional capital to operate. Future financing may not be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

We will not be conducting any product research or development. We do not expect to purchase any significant equipment.

To date, we have experienced significant difficulties in generating revenues and raising additional capital. We believe our inability to raise significant additional capital through debt or equity financings is due to various factors, including, but not limited to, a tightening in the equity and credit markets as well the general turmoil in the capital markets. If we are not able to raise additional capital or generate revenues that cover our estimated operating costs, our business may ultimately fail.

As a result of our difficulties in generating revenues and raising additional capital, we have abandoned our previous business and now intend to focus on the exploration and development of mineral exploration properties.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our administrative office is located at 501 Madison Avenue, 14th Floor, New York, NY 10022. Our telephone number is (212) 588-0022. This is the office of our Director, Steven A. Sanders. We do not pay any rent to Mr. Sanders and there is no agreement to pay any rent in the future.

Our wholly owned subsidiary, Axiom Minerals de Mexico S.A. de C.V. is located at Avenida 10  No. 76 entre calles 2 y 3 Colonia Bugambilia Hermosillo, Sonora Mexico, C.P. 83140.  Our telephone number is 52 1 (662) 233 8925.  Our rent is 9,000 MXN per month (approximately US$725 per month) for a one year lease As described above, we also have interest in the Aurora and Gavilan properties. .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the Company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared   rights of ownership.

NAME AND ADDRESS	BENEFICIAL OWNERSHIP	(1)	Percentage

Francisco Quiroz, Chief Executive Officer, Director Avenida 10 No. 76 entre calles 2 y 3 Colonia Bugambilia Hermosillo, Sonora Mexico, C.P. 83140	4,000,000		15.02%

Frank Lamendola, CFO 100 Walnut Avenue; Suite 103 Clark, NJ 07066	50,000	(2)	<1%

Steven A. Sanders, Director 501 Madison Ave, 14th Floor New York, New York 10022	150,000		<1%

Alex Daza 2518 Montana Ave Spc9 El Paso TX 79901	3,000,000		11.26%

David Guiñez Avenida 10 No. 76 entre calles 2 y 3 Colonia Bugambili	3,000,000		11.26%

Robert Knight Suite 155 1075 Marine Drive North Vancouver BC V7P 3T6	3,500,000		13.14%

Llewellyn Family Trust	3,500,000		13.14%

All officers and directors as a group (3 person)	4,200,000		15.77%

TOTAL:	17,200,000		64.58%
(1)  Security ownership of the beneficial owner was determined on January 13, 2011, Based on 26,633,400 shares issued and outstanding.
(2)  Represents shares underlying an option exercisable at $0.25

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

NAME	AGE	POSITION WITH THE COMPANY
Francisco Quiroz	48	Chief Executive Officer, Director

Frank Lamendola	51	Chief Financial Officer

Steven A. Sanders	65	Director

The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

Francisco Quiroz:  On January 13, 2011 the Company appointed Mr. Quiroz as Chief Executive Officer and a director replacing Mr. Sanders as Chief Executive Officer.  For 19 years, Mr. Quiroz has been responsible for designing, managing and executing all aspects of mineral exploration programs, including planning, contract negotiation, training staff, construction supervision and data interpretation.  Mr. Quiroz is currently the president of Axiom Minerals de Mexico S.A. de C.V., a position he has held since June 2010.  From February 2008 to December 2009 he was the President of Pan American Goldfields Corp. a U.S. publicly traded company.  Prior to his position with Pan American Goldfields, Mr. Quiroz  worked for BHP Billiton for 17 years. He attended the University of Arizona, earning a degree in Economic Geology and the University of Chihuahua, receiving a B.S. in Geology.

Frank Lamendola:  On October 18, 2010, the Company appointed Frank Lamendola as Chief  Financial Officer.  From November 2006 through the present Mr. Lamendola has been a consultant with SGA Group PC which is a public accounting firm.  From 1982 to August 2006 he worked with the firm, Moore Stephens, P.C. and was a partner there from 1996 through August 2006.  Mr. Lamendola earned a bachelor degree from Pace University, New York, in 1981.

Steven A. Sanders:  On October 1, 2010, the Company appointed Steven A. Sanders to the Board of Directors and as Chief Executive Officer, Secretary and Treasurer.  Upon the appointment of Mr. Lamendola, Mr. Sanders relinquished his position as Treasurer.  On the appointment of Mr. Quiroz as President, Mr. Sanders relinquished his position as Chief Executive Officer.  Since July 2007, Mr. Sanders has been the Senior Partner of Sanders Ortoli Vaughn-Flam Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was of counsel to the law firm of Rubin, Bailin, Ortoli, LLP.  Mr. Sanders also serves as a Director of Helijet International, Inc. and Op-Tech Environmental Services, Inc.  Additionally, he is a Director of the Roundabout Theatre Company (the largest non-for-profit theatre in North America), Town Hall, New York City, and the American Academy of Dramatic Arts.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officer during the fiscal years ending August 31, 2010 and 2009.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Name and Principal Position	Year Ended August 31	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Nigel Johnson President, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer, Director (1)	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Gordon Douglas, former officer	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)   Resigned from all positions with the Company on October 4, 2010.

Employment Contracts

We have no employment agreements with any of our officers. We do contemplate entering into any employment agreements with Mr. Quiroz, our president.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

Stock Option and other Compensation Plans

As of August 31, 2010, there are no other stock option plans, stock appreciation rights, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein

Upon the appointment of Mr. Sanders, he received a stock award in amount of 450,000 shares of the Company.  The shares will vest in three equal instalments of 150,000 shares beginning October 1, 2010, with each subsequent instalment vesting on the anniversary date of the initial instalment, provided in each case that the director continues to serve on the Board on such dates.

Upon the appointment of Mr. Lamendola, he received a stock option award in amount of 50,000 options of the Company at a strike price of $0.25 per share.  The options are issued to Mr. Lamendola pursuant to a Stock Option Agreement dated October 18, 2010.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Outstanding Equity Awards at Fiscal Year-end

As of the year ended August 31, 2010, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Nigel Johnson, president, chief financial officer, secretary (1)	0	0	0	0	0	0	0	0	0

(1)   Resigned from all positions with the Company on October 4, 2010.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2007, we issued a total of 20,000,000 shares of restricted common stock to Gordon Douglas, our ex-president, in consideration of $500 cash.

Mr. Douglas advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of August 31, 2010, Mr. Douglas advanced us $11,704 for our benefit and $8,300 has been repaid by the Company to Mr. Douglas. There was no written agreement evidencing the advancement of funds by Mr. Douglas or the repayment of the funds to Mr. Douglas. The entire transaction was verbal.  As of August 31, 2010, Mr. Douglas waived the debt owed to him and no payments are due to Mr. Douglas.

 As of August 31, 2010 and 2009, we had loans payable of $2,250 and $1,000 to our former officer, Nigel Johnson, for administrative services provided to us. On October 20, 2010, Mr. Johnson waived the debt owed to him and no payments are due to Mr. Johnson.

On January 13, 2011 we issued 2,000,000 shares of restricted common stock to Francisco Quiroz, our Chief Executive Officer for the acquisition of Axiom Minerals de Mexico S.A. de C.V.

Our principal office is rented by Mr. Sanders, our president. We do not own nor lease our office space. Mr. Sanders has verbally agreed to allow us to use our office without charge until such time that we decide to obtain other office space. No debt has accrued on account of rent payments owing.

DESCRIPTION OF SECURITIES

We are currently authorized to issue 100,000,000 shares of $0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

Our transfer agent is Island Stock Transfer Company, 100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701, telephone (727) 289-0010.

Legal Proceedings

None

Change in and Disagreement with Accountants

Previous Independent Accountant

On October 5, 2010, Malone Bailey, LLP (“Malone Bailey”), 10350 Richmond Ave, Suite 800 Houston, TX, 77042, was dismissed as the principal independent registered public accounting firm for TC Power Management Corp. (the “Company”).

The Audit Reports of Malone Bailey, dated December 8, 2009 and December 1, 2008, on the Company’s financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report dated December 8, 2009 for the fiscal year ended August 31, 2009, and the report dated December 1, 2008 for the fiscal year ended August 31, 2008, contained statements indicating there is substantial doubt about the Company’s ability to continue as a going-concern.  During the Company’s two most recent fiscal years and any subsequent interim period up to and including the date of Malone Bailey’s dismissal, there have been no disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Malone Bailey, would have caused them to make reference thereto in their report on the financial statements for such periods.

New Independent Accountant

On October 5, 2010, the Board of Directors of the Company appointed the firm of Meyler & Company, LLC, One Arin Park, 1715 Highway 35, Middletown, NJ 07748, as the principal independent registered public accounting firm of the Company for the fiscal year ending August 31, 2010.  During the two most recent fiscal years or subsequent interim period, neither the Company, nor anyone on its behalf, consulted with Meyler & Company, LLC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Meyler & Company, LLC, provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Meyler & Company, LLC, on any matter that was the subject of a disagreement or a reportable event.

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In connection with the appointment of Mr. Quiroz, Mr. Sanders and Mr. Lamendola, they entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr. Quiroz, Mr. Sanders and Mr. Lamendola to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities

As part of the acquisition of Axiom Minerals de Mexico S.A. de C.V. we issued 2,000,000 restricted commons shares to Francisco Quiroz, the former shareholder of Axiom Minerals de Mexico S.A. de C.V. These shares were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.01  Changes in Control of Registrant

On January 13, 2011 Gordon Douglas, our now former majority shareholder, sold his 20 million common shares in a private transaction to eight persons for a total consideration of $500 as follows:

Name of Shareholder	# of shares purchased	# of shares beneficially owned	Percentage(1)
Francisco Quiroz	2,000,000	4,000,000	15.01%
Alex Daza	3,000,000	3,000,000	11.26%
David Guiñez	3,000,000	3,000,000	11.26%
Robert Knight	3,500,000	3,500,000	13.14%
Llewellyn Family Trust	3,500,000	3,500,000	13.14%
Chessman Idor Holdings LLC	2,500,000	2,500,000	9.38%
Twelvetrees Capital Formation LLC	2,500,000	2,500,000	9.38%

Based on 26,633,400 shares outstanding as of January 13, 2011.

Mr. Douglas received a cash payment from the new shareholders to pay for the transaction.

Messrs. Quiroz, Daza, Guiñez, Knight, and Llewellyn  Family Trust have entered into a voluntary pooling agreement with their shares.  The material points of the agreement are as follows:

1.	Voting Rights During the term of the pooling agreement, each shareholder may exercise all voting rights attached to such shareholder’s shares, except that

(a)           Mr. Knight and Llewellyn Family Trust hereby grant to Messrs. Quiroz, Daza and Guiñez the right and title to vote all of Mr. Knight and Llewellyn Family Trust’s shares for the exclusive purpose to elect as many members of the board of directors, as necessary to have Messrs. Quiroz, Daza and Guiñez elect 51% of such Board of Directors; and

(b)           Messrs. Quiroz, Daza and Guiñez hereby grants to Mr. Knight and Llewellyn Family Trust the right and title to vote all of Messrs. Quiroz, Daza and Guiñez’s shares for the exclusive purpose to elect as many member of the board of directors, as necessary to have Messrs. Quiroz, Daza and Guiñez elect a maximum 49% of such Board of Directors.

Each of the Shareholders understand that the election of directors may be outside of the control of the other Shareholders hereto depending on the number of shares held by persons not party to this pooling agreement and how such persons vote those shares.

2.  Release from Pooling Arrangement

While the shares are subject to the pooling arrangement, the Shareholders to the pooling agreement (the “Shareholders”) shall not assign, deal with, pledge, sell, trade or transfer in any manner whatsoever, or agree to do so in the future, any of the shares or any beneficial interest in them, except as set out in this Section.  Except in respect of the following, the Company shall not effect or acknowledge any transfer, trade, pledge, mortgage, lien, assignment, declaration of trust or any other documents evidencing a change in the legal or beneficial ownership of or interest in the shares.  Any shares sold shall be executed as agreed upon by the Shareholders but the release of shares from the pooling arrangement will be on a pro rata basis.  A Shareholder may elect not to participate in the sale of shares.  The sale of the shares is not cumulative and at the end of each period described below and shares not sold will not carry forward into the next period:

(a)	During the first twelve months from the date of this Agreement no shares will be released from the pooling agreement.

(b)	Following the initial 1 year hold period, the Shareholders will agree, from time to time, based on market conditions to liquidate part of the position held on the pooling arrangement; and

(c)	At the end of the 36 month of the pooling arrangement, all of the remaining shares shall be released from the pooling arrangement.

Notwithstanding the foregoing, the Shares shall be released from pooling arrangement and delivered to the Shareholders if a takeover bid has been accepted by the majority of the outstanding shares in a Shareholders Meeting of the Company such that the purchaser under the takeover bid is entitled to force a sale by all shareholders of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Principal Officers.

On January 13, 2011, the Company appointed Francisco Quiroz as Chief Executive Officer.  In connection with the appointment, Mr. Quiroz entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr. Quiroz to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1.

From June 2010 through the present, Mr. Quiroz has been the president of Axiom Minerals de Mexico S.A. de C.V.  From February 2008 to December 2009, he was the president of Pan American Goldfields Inc. a U.S. public company trading on the OTC BB.  Prior to that, Mr. Quiroz was employed by BHP Billiton for 17 years.

Mr. Quiroz will be compensated at the rate of $10,000 per month, on a month to month basis until a formal compensation agreement can be negotiated.  Mr. Quiroz will also be able to participate in the Company’s stock option plan.  No awards have been made to Mr. Quiroz at the date of this report

The foregoing description of the Indemnification Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to those agreements.

On January 13, 2011, Steven A. Sanders resigned as the Company’s Chief Executive Officer and Secretary. Mr. Sanders’ resignation is not the result of any disagreement with the policies, practices or procedures of the Company.  Mr. Sanders will continue to serve as one of our directors.

Item 5.06  Change in Shell Status

See Item 2.01 Completion of Acquisition or Disposition of Assets included in this report.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired:

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)
TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                F-1

FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION
(JULY 6, 2010) TO AUGUST 31, 2010

Balance sheet                                                                                                                                   F-2

Statement of operations                                                                                                                 F-3

Statement of changes in stockholders’ deficiency                                                                    F-4

Statement of cash flows                                                                                                                 F-5

Notes to the financial statements                                                                                                 F-6

UNAUDITED PRO-FORMA COMBINED
FINANCIAL STATEMENTS

Introduction                                                                                                                                     F-14

Pro-Forma combined balance sheet                                                                                             F-15

Pro-Forma combined statement of operations                                                                           F-16

Notes                                                                                                                                                F-17

MEYLER & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS
ONE ARIN PARK
1715 HIGHWAY 35
MIDDLETOWN, NJ 07748

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Axiom Minerals de Mexico, S.A. de C.V.
Hermosillo, Mexico

We have audited the accompanying balance sheet of Axiom Minerals de Mexico, S.A. de C.V. (a development stage company) as of August 31, 2010 and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the period from inception (July 6, 2010) to August 31, 2010.  Axiom Minerals de Mexico, S.A. de C.V.'s management  is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axiom Minerals de Mexico, S.A. de C.V. as of August 31, 2010, and the results of its operations and its cash flows for for the period from inception (July 6, 2010) to August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred a net loss and an accumulated deficit during the development stage of $2,421 and has a negative working capital of $3,768 since inception, and there are existing uncertain conditions the Company faces relative to its ability to obtain working capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/ Meyler & Company, LLC

Middletown, NJ
January 13, 2011

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

BALANCE SHEET
AUGUST 31, 2010

ASSETS

Current assets:
Advance – related party	$425
Other receivables	296

Total current assets	721

Furniture and equipment – net	483

Rent deposits	919

Total assets	$2,123

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable and accrued expenses	$851
Loans payable – related parties	3,638

Total liabilities	4,489

Stockholders’ deficiency
Capital stock, 50,000 shares authorized, issued and
outstanding	3,828
Capital stock subscription receivable	(3,828)
Accumulated other comprehensive income	55
Deficit accumulated during the development stage	(2,421)

Total stockholders’ deficiency	(2,366)

Total liabilities and stockholders’ deficiency	$2,123

The accompanying notes are an integral part of these financial statements.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JULY 6, 2010) TO AUGUST 31, 2010

Expenses
General and administrative	$2,421

Net loss	$(2,421)

Basic and diluted loss per share	$(0.05)

Weighted average number of shares outstanding	50,000

The accompanying notes are an integral part of these financial statements.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM INCEPTION (JULY 6, 2010) TO AUGUST 31, 2010

				Deficit
			Capital	Accumulated	Accumulated
			Stock	During the	Other	Total
	Capital Stock		Subscription	Development	Comprehensive	Stockholders’
	Shares	Amount	Receivable	Stage	Income	Deficiency

Initial capital stock issued, July 6, 2010
(inception)	50,000	$3,828	$(3,828)	$--	$--	$--

Comprehensive loss for the period:
Foreign currency transaction	--	--	--	--	55	55
Net loss	--	--	--	(2,421)	--	(2,421)

Total comprehensive loss	--	--	--		--	(2,366)

Balance as of August 31, 2010	50,000	$3,828	$(3,828)	$(2,421)	$55	$(2,366)

The accompanying notes are an integral part of these financial statements.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JULY 6, 2010) TO AUGUST 31, 2010

Cash flows from operating activities
Net loss	$(2,421)
Changes in operating assets and liabilities:
Increase in other receivables	(296)
Increase in rent deposit	(919)
Advance – related party	(425)
Increase in accounts payable and accrued expenses	851

Net cash used for operating activities	(3,210)

Cash flows from investing activities
Acquisition of office equipment	(483)
Net cash used for investing activities	(483)

Cash flows from financing activities
Proceeds from loans payable – related parties	3,638

Net cash provided by financing activities	3,638

Net decrease in cash	(55)

Adjustment for change in exchange rate	55

Cash beginning of period	--

Cash end of period	$--

Supplemental information:

None

The accompanying notes are an integral part of these financial statements.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

1.           Organization and Nature of Business

Axiom Minerals de Mexico, S.A. de C.V. (the “Company”) was formed in Mexico on July 6, 2010 for the purpose of acquiring and exploring mineral properties and providing geological services to determine the feasibility of mineral explorations.

2.           Going Concern

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs. Additionally, the Company has accumulated losses and an accumulated deficit during its development stage. All of these items raise substantial doubt about its ability to continue as a going concern.

Management's plans with respect to alleviating the adverse financial conditions that caused shareholders to express substantial doubt about the Company’s ability to continue as a going concern are as follows:

The Company’s current assets are not deemed to be sufficient to fund ongoing expenses related to the start up of planned principal operations. In order to implement its business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. There can be no assurances that management’s plans will be successful. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

3.	Summary of Significant Accounting Policies

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Furniture and equipment - Furniture and equipment are originally recorded at their cost of acquisition.  Depreciation is calculated through the straight-line method based on the estimated useful lives of assets, which approximates 10 years.

Foreign Currency Translation - The Company considers the Mexican Peso (“MP”) to be its functional currency. Assets and liabilities were translated into US dollars (“US$”) as of August 31, 2010 at the period end exchange rates of 1.00 MP to US $0.07656. Statement of Operations amounts for the period ended August 31, 2010 were translated using the average rates during the periods of 1.00 MP to US $0.07834.

Earnings (Loss) Per Share – Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

3.	Summary of Significant Accounting Policies (Continued)

Income Taxes – The Company is subject to the tax laws of Mexico. Income taxes are accounted for under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At August 31, 2010, the entire deferred tax asset, which arises primarily from our operating losses has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

The Company adopted the provisions of Topic No. 740 as they relate to uncertainty in income tax positions.  At August 31, 2010, the Company did not have any unrecognized tax benefits.  The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of August 31, 2010, the Company had no accrued interest or penalties.  The Company currently has no Mexican federal or state tax  examinations  in progress  nor has it had  any  Mexican federal  or  state  tax  examinations  since  its inception.  All of the Company's tax years are subject to federal and state tax examination.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

3.	Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements - In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

4.           Related Party Transactions

In the period of July 6, 2010 to August 31, 2010, the Company had the following related party transactions

Advance to an individual related to a stockholder of the Company toward expenses incurred on behalf of the Company	$425

Loan payable from stockholder of the Company used for working capital purposes	$231

Loan payable from entity related to stockholder of Company used for working capital purposes	$3,407

Loans payable – related parties	$3,638

5.           Furniture and Equipment

Furniture and equipment at August 31, 2010 is as follows:

Furniture and computer equipment	$483
Accumulated depreciation	--
$483

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

6.           Stockholders’ Equity

As of August 31, 2010, the common stock is made up of 50,000 ordinary, common and nominative shares, with a face value of $1 pesos each, totally subscribed. The common stock is made up as follows:

	Number of Shares	Amount

Fixed capital	50,000	$3,828
Unpaid capital Stock	--	(3,828)
	50,000	$--

As of October 20, 2010 the capital stock was fully paid up.

Legal reserve - The net profit of the Company is subject to the application of 5% to the legal reserve until it reaches 20% of the common stock. The legal reserve is not susceptible of being distributed in cash, but it can be capitalized and it is included in the retained earnings. As of August 31, 2010, the legal reserve has not been established since the Company has not had any profitable operations.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

7.           Income Taxes

The Company is subject to the following Mexican taxes:

a.	Income tax is incurred at the rate of 30%.

b.	The IETU tax is incurred at the rate of 17.5%. The taxable base is determined by totaling the revenues collected, less certain deductions paid, including the deduction of investments.

The tax incurred is reduced by certain credits related to investment in fixed assets and inventories not deducted when the law was enacted , as well as the ISR effectively paid in the year, in such a way that the IETU will be paid only on the difference between the ISR and IETU incurred, when the latter is greater.

c.
The Cash Deposit Tax Law (LIDE) is incurred at the rate of 3% on cash deposits that on an accumulated basis exceed $ 15,000 a month, bearing in mind that it must be applied by each institution in the Mexican financial system. The IDE may be credited against ISR for the same year and, as the case be, against the ISR withheld from third parties.

8.           Contingencies

According to current fiscal provisions, tax authorities are entitled to review the last five fiscal years prior to the more recent income tax return filed.

In accordance with the Income Tax Law (LISR), when transactions are performed with related parties, they are subject to tax restrictions and obligations regarding the determination of the prices agreed, because these must be similar to those that would have been used with or between independent parties in comparable transactions.

On August 10, 2010, the Company entered into a twelve month lease for office facilities.  The annual rent is 108,000 Mexican Pesos (US $8,268).  A rent deposit of 12,000 Mexican Pesos (US $919) has been recorded as a rent deposit on the balance sheet.

AXIOM MINERALS DE MEXICO, S.A. DE C.V.
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION
(JULY 06, 2010) TO AUGUST 31, 2010

 9.           Subsequent Events

In accordance with ASC 855, “Subsequent Events” the Company evaluated subsequent events after the balance sheet date.

In October 2010, the Company purchased a mining concession in Sonora, Mexico (“Gavilan”). The agreement provides for a purchase price, including purchase option, of $250,000, plus VAT, payable over 48 months per payment terms as defined in the agreement. The Company made the initial payment of $10,000, plus VAT, upon execution of a letter of intent and the agreement. There is no royalty agreement provided in the concession. The agreement provides for an early termination by the Company upon 30 days advance written notice.

In November 2010, the Company purchased a mining concession located in Sonora, Mexico (“Aurora”). The agreement provides for a purchase price, including purchase option, of $600,000, plus VAT, payable over 48 months per payment terms as defined in the agreement. The Company made the initial payment of $15,000, plus VAT, upon execution of the agreement. The option agreement for the Aurora concession is subject to a 2% net smelter return (“NSR”) royalty. The Company may elect to purchase at any time the maximum of 1% of the NSR royalty at a maximum amount of $500,000 for each 0.5% NSR royalty purchased. The agreement provides for an early termination by the Company upon 30 days advance written notice.

In December 2010, the Company purchased an additional mining concession with two locations in Sonora, Mexico (collectively, the “Guadalupe Group”). The agreement provides for a purchase price, including purchase option, of $1,500,000, plus VAT, payable over 48 months per payment terms as defined in the agreement. The Company made the initial payments totaling $20,000, plus VAT, upon execution of a letter of intent and the agreement. There is no royalty agreement provided in the concession. The agreement provides for an early termination by the Company upon 30 days advance written notice.

In January 2011, the Company entered into a material definitive agreement with TC Power Management Corp. (“TC Power”) whereby TC Power, through its wholly-owned Mexican subsidiary, Axiom Acquisition Corp., acquired all of the issued and outstanding shares of the Company’s common stock by the issuance of 2,000,000 shares of TC Power common stock. The shares were issued to the shareholders of the Company on a pro rata basis as to their ownership in the Company. In conjunction with the acquisition, Axiom Acquisition Corp. ceased and the Company, as the surviving corporation in the merger and a wholly-owned subsidiary of TC Power continues its existence under the name “Axiom Minerals de Mexico S.A. de C.V.” and continues to be governed by the laws of the state of Chihuahua, Mexico.

(b)           Pro-Forma Financial Information:

TC POWER MANAGEMENT CORP.
(A Development Stage Company)
Introduction to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma combined financial statements reflect the acquisition of Axiom Minerals de Mexico S.A. de C.V. (“Axiom Mexico”) by TC Power Management Corp. (“TC Power”, the “Company”, “we” or “us”) as though it occurred as of the dates indicated herein. TC Power, through its wholly-owned Mexican subsidiary, Axiom Acquisition Corp., acquired all of the issued and outstanding shares of Axiom Mexico by the issuance of 2,000,000 shares of TC Power common stock. The shares were issued to the shareholders of Axiom Mexico on a pro rata basis as to their ownership in Axiom Mexico. In conjunction with the acquisition, Axiom Acquisition Corp. merged with and into Axiom Mexico and the separate corporate existence of Axiom Acquisition Corp. ceased. Axiom Mexico, as the surviving corporation in the merger and a wholly-owned subsidiary of TC Power continues its existence under the name “Axiom Minerals de Mexico S.A. de C.V.” and continues to be governed by the laws of the state of Chihuahua, Mexico.

The following unaudited pro forma combined financial statements and related notes reflect the pro forma effects of the acquisition of Axiom Mexico assuming it had been consummated as of August 31, 2010 for the balance sheet and as of the beginning of the period for the year ended August 31, 2010 for the statements of operations.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto, and the financial statements of TC Power and Axiom Mexico as of and for the periods ended August 31, 2010 included in this information statement.

The Company was incorporated in the State of Nevada on February 13, 2007. The Company is in the development stage and will continue to be in the development stage until the Company generates significant revenue from its business operations. To date, the Company has not generated any revenues. It has abandoned its previous business of providing consulting services to private and public entities seeking assessment, development, and implementation of energy generating solutions. We plan to change our planned business activities to the exploration and development of precious metals properties through the acquisition of Axiom Minerals. We have not yet begun operations. Our plan of operation is forward looking, and we may never begin operations.

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001. Effective November 1, 2010, we enacted a four-for-one (4:1) forward stock split. All share and per share data in this information statement have been adjusted retroactively to reflect the stock split. At inception, we sold 20,000,000 shares of common stock to our officer and director for $500 in cash. In 2008, we sold an additional 4,483,400 shares of common stock through our public offering for proceeds of $112,085. We have used the proceeds from the cash raised in that offering to pay the legal and accounting costs of being a public company. We had hoped to use some of the proceeds to begin marketing and promoting our services but we have been unable to conduct marketing activities.

The pro forma adjustments include the accounting effects of the acquisition assuming it had been consummated as of August 31, 2010 for the balance sheet and as of the beginning of the period for the year ended August 31, 2010 for the statements of operations.

TC POWER MANAGEMENT CORP.
(A Development Stage Company)
PRO FORMA COMBINED BALANCE SHEET
AUGUST 31, 2010

		Axiom
	TC Power	Minerals
	Management	de Mexico,		Pro forma		Pro forma
	Corp.	S.A. de C.V	Combined	Adjustments		Combined

ASSETS

Current assets:
Cash	$153	$--	$153	$--		$153
Prepaid expenses and other current assets	--	721	721	--		721
Total current assets	153	721	874	--		874

Property, plant and equipment, net of accumulated
depreciation	--	483	483	--		483

Other assets
Security deposit	--	919	919	--		919
Investment	--	--		500,000	(a)
				(500,000)	(b)
Total other assets	--	919	919	--		919

Total assets	$153	$2,123	$2,276	$--		$2,276

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued expenses	$3,776	$851	$4,627	$--		$4,627
Loans payable – related parties	2,250	3,638	5,888	45,000	(b)	50,888
Total liabilities	6,026	4,489	10,515	45,000		55,515

Stockholders’ deficiency
Common stock $0.001 par, 100,000,000 shares
authorized; 24,483,400 issued and outstanding	24,483	3,828	28,311	2,000	(a)	26,483
				(3,828)	(b)
Additional paid in capital	91,506	--	91,506	498,000	(a)	589,506
Stock subscription receivable	--	(3,828)	(3,828)	3,828	(b)	--
Accumulated other comprehensive income	--	55	55	--		55
Deficit accumulated during the development stage	(121,862)	(2,421)	(124,283)	(545,000)	(b)	(669,283)
Total stockholders’ deficiency	(5,873)	(2,366)	(8,239)	(45,000)		(53,239)

Total liabilities and stockholders’ deficiency	$153	$2,133	$2,276	$--		$2,276

Notes to pro forma financial statements as of August 31, 2010:
Adjustments to record the following:
(a)	The issuance of 2,000,000 shares of TC Power common stock for the acquisition of Axiom Mexico.
(b)	The elimination of TC Power’s investment in Axiom Mexico ($500,000) and related goodwill impairment and expense of payments for mining concessions ($45,000).

TC POWER MANAGEMENT CORP.
(A Development Stage Company)
PRO FORMA COMBINED STATEMENT OF OPERATIONS
PERIOD ENDED AUGUST 31, 2010

		Axiom
	TC Power	Minerals
	Management	de Mexico,		Pro forma		Pro forma
	Corp.	S.A. de C.V	Combined	Adjustments		Combined

Expenses
General and administrative	$27,616	$2,421	$30,037	$45,000	(a)	$75,037
Goodwill impairment	--	--	--	500,000	(a)	500,000

Net loss	$27,616	$2,421	$30,037	$545,000		$575,037

Notes to pro forma financial statements as of August 31, 2010:
Adjustments to record the following:
(a)	The impairment of goodwill ($500,000) created upon the acquisition of Axiom Mexico and payments for mining concessions ($45,000).

TC POWER MANAGEMENT CORP.
(A Development Stage Company)
Notes to Unaudited Pro Forma Combined Financial Statements

On January 13, 2011, the Company entered into a material definitive agreement to acquire all of the shares of Axiom Mexico. TC Power, through its wholly-owned Mexican subsidiary, Axiom Acquisition Corp., acquired all of the issued and outstanding shares of Axiom Mexico by the issuance of 2,000,000 shares of TC Power common stock. The shares were issued to the shareholders of Axiom Mexico on a pro rata basis as to their ownership in Axiom Mexico. In conjunction with the acquisition, Axiom Acquisition Corp. merged with and into Axiom Mexico and the separate corporate existence of Axiom Acquisition Corp. ceased. Axiom Mexico, as the surviving corporation in the merger and a wholly-owned subsidiary of TC Power continues its existence under the name “Axiom Minerals de Mexico S.A. de C.V.” and continues to be governed by the laws of the state of Chihuahua, Mexico.

The pro forma adjustments include the accounting effects of the acquisition assuming it had been consummated as of August 31, 2010 for the balance sheet and as of the beginning of the period for the year ended August 31, 2010 for the statements of operations.

Unaudited pro forma adjustments reflect the following transactions:

(a) The issuance of 2,000,000 shares of TC Power common stock for the acquisition Axiom Mexico.
(b) The elimination of TC Power’s investment in Axiom Mexico including the impairment of goodwill and the payments for mining concessions.

(c)           Shell Company Transactions

See the information provided in Item 9.01(a) and (b).

(d)             Exhibits
10.1           Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on October 5, 2010)
10.2           Merger Agreement
10.3           Pooling Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TC Power Management Corp
Dated:  January 13, 2011

By:  /s/ Francisco Quiroz
Name: Francisco Quiroz
Title:  Chief Executive Officer